YOU ARE CORDIALLY INVITED
to a Community Investors Meeting
to learn more about the Conversion of
First Savings Bank, FSB and the stock offering of
September 3, 2008
LOCATION
ADDRESS
CITY, ST ZIP
7:00 p.m.
The shares of common stock being offered are not deposits or savings accounts and are not insured by the
Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the
Prospectus.
Senior executives of First Savings Bank, FSB and representatives of its investment banker will present information and answer your questions about the Plan of
Conversion from a mutual savings bank to stock savings bank, the Prospectus, as well as the business and operations of First Savings Bank, FSB.
First Savings Financial Group, Inc.
Stock Information Center
501 East Lewis & Clark Parkway
Clarksville, IN 47129
Monday, 11:00 a.m. to 4:30 p.m.
Tuesday - Thursday, 8:30 a.m. to 4:30 p.m.
Friday, 8:30 a.m. to 2:00 p.m
(812) 218-6824
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Community Investors
Meeting
September 3, 2008
First Savings Financial
Group, Inc.
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.
Exhibit 99.5

FORWARD-LOOKING STATEMENTS
The Prospectus may contain forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of First Savings Financial Group, Inc. You can find many of these statements by looking for words such as “expects,”
“projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.
Forward-looking statements include: statements of our goals, intentions, and expectations; statements regarding our business plans, prospectus, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
The forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to, among others, the factors discussed under “Risk Factors” in the Prospectus which are as follows: Our concentration in non-owner occupied real estate loans may expose us to increased credit risk; Our recent emphasis on commercial real estate lending and commercial business lending may expose us to increased lending risks; Our unseasoned commercial real estate loan and commercial business loan portfolios may expose us to increased lending risks; Our construction loan and land and land development loan portfolios may expose us to increased credit risk; Changing interest rates may hurt our earnings and asset value; A downturn in the local economy or a decline in real estate values could hurt our profits; Strong competition within our primary market area could hurt our profits and slow growth; We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations; Our stock price may decline when trading commences; There may be a limited market for our common stock, which may adversely affect our stock price; Additional expenses following the offering from operating as a public company and from new equity benefit plans will adversely affect our profitability; Our low return on equity may negatively impact the value of our common stock; We have broad discretion in allocating the proceeds of the offering; Our failure to effectively utilize such proceeds would reduce our profitability; Issuance of shares for benefit programs may dilute your ownership interest; The articles of incorporation and bylaws of First Savings Financial Group and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of First Savings Financial Group; The contribution to First Savings Charitable Foundation will decrease the ownership interest and voting interest in the shares sold to the public by up to 4.6% after the contribution; Our contribution to First Savings Charitable Foundation may not be tax deductible, which could hurt our profits; Establishment of First Savings Charitable
Foundation will hurt our profits for fiscal year 2008.
Any of the forward-looking statements that we make in the Prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Because of these and other uncertainties, no forward-looking statements can be guaranteed, and you should not rely on such statements. Except to the extent required by applicable law or regulation, First Savings Financial Group, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

FIRST Savings Bank FSB

INDIANA
CLARK
Memphis
Charlestown
Sellersburg
Goshen
OLDHAM
Greenville
Galena
New Albany
Jeffersonville
Louisville
KENTUCKY
Prospect
Utica
Lanesville
Anchorage
Middletown
UNITED STATES
INDIANA
OHIO
KENTUCKY
Evansville

B  R  A  N  C  H     L  O  C  A  T  I  O  N  S
Sellersburg Branch
125 Hunter Station Way
Sellersburg, IN 47172
Georgetown Branch
1000 Copperfield Dr.
Georgetown, IN 47122
Floyds Knobs
3711 Paoli Pike
Floyds Knobs, IN 47119
Charleston Branch
1100 Market St.
Charleston, IN 47111
Main Office (RED)
501 East Lewis & Clark Pkwy
Clarksville, IN 47129
Allison Lane Branch
2213 Allison Lane
Jeffersonville, IN 47130
Court Street Branch
202 E. Court St.
Jeffersonville, IN 41730

• Larry W. Myers, President & Chief Executive Officer • John P. Lawson, Jr., Chief Operations Officer • M. Sue Johnson, Treasurer and Corporate Secretary SENIOR MANAGEMENT TEAM

TOTAL ASSETS $215,394 $212,624 $203,321 $206,399 $205,796 $190,000 $195,000 $200,000 $205,000 $210,000 $215,000 $220,000 9/30/2005 9/30/2006 9/30/2007 3/31/2008 6/30/2008

At June 30, 2008 ASSET MIX Cash and Securities 13.5% Other Assets 6.6% Loans, Net 79.9%

LOANS, NET $172,055 $171,018 $167,371 $166,695 $163,676 $160,000 $162,000 $164,000 $166,000 $168,000 $170,000 $172,000 $174,000 9/30/2005 9/30/2006 9/30/2007 3/31/2008 6/30/2008

At March 31, 2008
LOAN PORTFOLIO MIX
Commerical
Business
6.0%
RE - Multi-family &
Commercial
11.8%
Construction
& Land
9.6%
RE - 1 - 4 Family
63.0%
Consumer - Boat
2.0%
Consumer -
Automobile
1.2%
Consumer - Home
Equity
6.0%
Consumer - Other
0.4%

NON PERFORMING ASSETS TO TOTAL ASSETS 1.73% 2.50% 1.27% 1.79% 1.14% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 9/30/2005 9/30/2006 9/30/2007 3/31/2008 6/30/2008

TOTAL DEPOSITS
During the year ended September 30, 2007, our deposits decreased by $7.1 million, or 4.0%, primarily as the result of decreases in passbook savings and money market accounts primarily due to the transfer of $4.1 million of our pension plan assets to a third party.
$176,417
$174,085
$168,782
$175,891
$175,451
$165,000
$167,500
$170,000
$172,500
$175,000
$177,500
$180,000
9/30/2005 9/30/2006 9/30/2007 3/31/2008 6/30/2008

EQUITY CAPITAL $29,341 $29,399 $29,662 $28,850 $28,487 $27,000 $27,500 $28,000 $28,500 $29,000 $29,500 $30,000 9/30/2005 9/30/2006 9/30/2007 3/31/2008 6/30/2008

TIER 1 CAPITAL RATIO
As of June 30, 2008
15.8%
8.0%
21.3%
9.8%
4.0%
13.6%
0.0%
2.5%
5.0%
7.5%
10.0%
12.5%
15.0%
17.5%
20.0%
22.5%
25.0%
Core or Tier 1 Capital Risk-Based Capital
Actual Requirement Excess

NET INTEREST MARGIN 3.38% 3.77% 3.74% 3.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 9/30/2005 9/30/2006 9/30/2007 6/30/2008

NET INCOME (LOSS) -$307 $814 $355 $1,204 $0 $150 $300 $450 $600 $750 $900 $1,050 $1,200 $1,350 $1,500 9/30/2005 9/30/2006 9/30/2007 For the 9 Months Ended 6/30/2008

RETURN ON AVERAGE ASSETS -0.20% 0.40% 0.17% 0.57% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 9/30/2005 9/30/2006 9/30/2007 For the 9 Months Ended 6/30/2008

RETURN ON AVERAGE EQUITY -1.39% 2.78% 1.24% 4.32% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 9/30/2005 9/30/2006 9/30/2007 For the 9 Months Ended 6/30/2008

PRO FORMA DATA
15% Above
Minimum Midpoint Maximum Maximum
of Range of Range of Range of Range
Shares Sold in Offering 2,371,500 2,790,000 3,208,500 3,689,775
Sale Price Per Share $10.00 $10.00 $10.00 $10.00
Gross Proceeds ($000) $23,715 $27,900 $32,085 $36,898
Pro Forma Tangible Stockholder's Equity ($000) $49,220 $52,864 $56,509 $60,700
Pro Forma Tangible Stockholder's Equity Per Share $19.83 $18.23 $17.03 $15.97
Price/Tangible Book Ratio 50.4% 54.9% 58.7% 62.6%
Pro Forma Net Income Per Share ($0.19) ($0.17) ($0.15) ($0.14)
Price/Earnings (annualized) Ratio NM NM NM NM
At or For the Six Months Ended March 31, 2008

1. Eligible Account Holders
Depositors who held at least $50 with us at close of business on March
31, 2007.
2.
Employee Stock Ownership Plan (ESOP)
3. Supplemental Eligible Account Holders
Certain depositors who held at least $50 with us at close of business on
June 30, 2008, who do not qualify under priority (1) above
4. Other Members
Depositors with us at close of business on July 31, 2008, to the extent not already included in a prior category
5. Local Community
Natural persons and trusts of natural persons residing in Clark, Floyd,
Harrison, Jefferson, Scott and Washington Counties in Indiana and
Bullitt, Henry, Jefferson, Meade, Nelson, Oldham, Shelby, Spencer and
Trimble Counties in Kentucky
6.
General Community
P  R  E  F  E  R  E  N  C  E     C  A  T  E  G  O  R  I  E S

We thank you for your interest in First Savings Financial Group, Inc. [ INSERT LOGO ]